Exhibit 99.1

STAAR Surgical Reports Third Quarter 2024 Results

Net Sales Up 10% to $88.6 Million Driven by Growth in All Regions

Americas Up 14%, EMEA Up 12% and APAC Up 9%

Market Building Initiatives Drive EVO ICL™ Uptake and Reinforce Opportunity

LAKE FOREST, CA, October 30, 2024 --- STAAR Surgical Company (NASDAQ: STAA), a leading developer, manufacturer and marketer of the EVO family of Implantable Collamer® Lenses (EVO ICL™) for myopia, astigmatism and presbyopia, today reported financial results for the third quarter ended September 27, 2024.

Third Quarter 2024 Overview

•
Net sales of $88.6 million, up 10% from prior year quarter
•
ICL sales of $89.1 million, up 10% from prior year quarter
•
Gross margin of 77.3% as compared to 79.2% year ago
•
Net income of $10.0 million or $0.20 per share, up from $4.8 million or $0.10 per share year ago
•
Adjusted EBITDA of $16.2 million or $0.33 per share as compared to $16.5 million or $0.33 per share year ago
•
$236.0 million of cash, cash equivalents and investments available for sale as of September 27, 2024

"In the third quarter, we achieved double-digit sales growth against a macroeconomic environment that softened in the second half of the quarter, particularly in China," said Tom Frinzi, President and CEO of STAAR Surgical. "STAAR is well positioned to navigate through the current market dynamics, which we believe are transitory. Looking ahead, we are encouraged by the recent shift in fiscal policy and announced stimulus in China and will continue to closely monitor the potential impact on our near to midterm growth outlook.”

Mr. Frinzi concluded, “Our focus on customer engagement and market expansion continues to yield solid results, helping drive industry-leading growth and market share gains. As our surgeon customers perform more EVO procedures, they are increasingly using our technology for moderate myopia, which underscores EVO ICL as the treatment choice for -6D and above and expands our total addressable market.”

Third Quarter 2024 Financial Results

Net sales were $88.6 million for the third quarter of 2024, up 10% from $80.3 million reported in the prior year quarter. This sales increase was driven by ICL sales growth of $8.0 million, up 10%, and unit growth of 6% from the prior year period. Other Product sales declined $0.2 million from the prior year period. Changes in currency, primarily the Japanese Yen, negatively impacted reported total net sales by $0.3 million for the third quarter of 2024.

Gross profit margin for the third quarter of 2024 was 77.3% of net sales as compared to the prior year quarter of 79.2% of net sales. Gross margin in the third quarter was lower primarily due to reduced unit production that resulted in less absorption of fixed overhead.

Operating expenses for the third quarter of 2024 were $62.8 million, up from the prior year quarter of $57.3 million. General and administrative expenses were $21.7 million, up from $19.3 million in the prior year quarter, driven primarily by increased facility costs and compensation-related expenses. Selling and marketing expenses were

$26.6 million – consistent with the prior year quarter. Research and development expenses were $14.5 million, up from the prior year quarter of $11.5 million, primarily due to purchases of in-process research and development, as well as compensation-related expenses, which were partially offset by lower clinical trial costs.

Operating income for the third quarter of 2024 was $5.7 million or 6.4% of net sales as compared to operating income of $6.3 million or 7.8% of net sales for the third quarter of 2023.

Net income for the third quarter of 2024 was $10.0 million or $0.20 income per share, up from $4.8 million or $0.10 income per share for the prior year quarter. The increase in net income was primarily attributable to a gain on foreign currency transactions.

As of September 27, 2024, cash, cash equivalents and investments available for sale totaled $236.0 million, up from $232.4 million on December 29, 2023.

Outlook

The Company maintained its prior outlook for fiscal year 2024 net sales and Adjusted EBITDA.

•
Net sales of $340 million to $345 million.
•
Adjusted EBITDA of approximately $42 million and Adjusted EBITDA per diluted share of approximately $0.80.

The outlook above contemplates EVO ICL sales growth of 17% in the Americas (prior outlook was 15%) including 20% in the U.S. (prior outlook was 25%); EMEA sales growth of 10% (prior outlook was 6%); and APAC sales growth of 4% (prior outlook was 7%), including approximately 2% growth in China (prior outlook was 10%).

Earnings Webcast

The Company will host an earnings webcast today, Wednesday, October 30 at 4:30 p.m. Eastern / 1:30 p.m. Pacific to discuss its financial results and operational progress. To access the webcast please use the following link: https://event.choruscall.com/mediaframe/webcast.html?webcastid=fmU0YbKB

The live webcast, earnings webcast presentation and an archived version of the webcast can be accessed from the investor relations section of the STAAR website at www.staar.com.

Use of Non-GAAP Financial Measures

To supplement the Company’s financial measures prepared in accordance with U.S. generally accepted accounting principles (GAAP), this press release and the accompanying tables include certain non-GAAP financial measures, including Adjusted EBITDA. Management uses these non-GAAP financial measures in its evaluation of Company operating performance and believes investors will find them useful in evaluating the Company’s operating performance, including cash flow generation, and in analyzing period-to-period financial performance of core business operations and underlying business trends. Non-GAAP financial measures are in addition to, not a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP.

EBITDA is a non-GAAP financial measure, which is calculated by adding interest income and expense, net; provision for income taxes; and depreciation and amortization to net income. In calculating Adjusted EBITDA and Adjusted EBITDA per diluted share, the Company further adjusts for stock-based compensation expense. As stock-based compensation is a non-cash expense that can vary significantly based on the timing, size and nature of awards granted, the Company believes that the exclusion of stock-based compensation expense can assist investors in comparisons of

Company operating results with other peer companies because (i) the amount of such expense in any specific period may not directly correlate to the underlying performance of our business operations and (ii) such expense can vary significantly between periods as a result of the timing of grants of new stock-based awards, including inducement grants in connection with hiring. Additionally, the Company believes that excluding stock-based compensation from Adjusted EBITDA and Adjusted EBITDA per diluted share assists management and investors in making meaningful comparisons between the Company’s operating performance and the operating performance of other companies that may use different forms of employee compensation or different valuation methodologies for their stock-based compensation. Investors should note that stock-based compensation is a key incentive offered to employees whose efforts contributed to the operating results in the periods presented and are expected to contribute to operating results in future periods. Investors should also note that such expenses will recur in the future.

The Company also presents certain financial information on a constant currency basis, which is intended to exclude the effects of foreign currency fluctuations. The Company conducts a significant part of its activities outside the U.S. It receives sales revenue and pays expenses principally in U.S. dollars, Swiss francs, Japanese yen and euros. The exchange rates between dollars and non-U.S. currencies can fluctuate greatly and can have a significant effect on the Company’s results when reported in U.S. dollars. In order to compare the Company's performance from period to period without the effect of currency, the Company will apply the same average exchange rate applicable in the prior period, or the “constant currency” rate to sales or expenses in the current period as well.

In the tables provided below, the Company has included a reconciliation of Adjusted EBITDA and Adjusted EBITDA per diluted share to net income and net income per diluted share, the most directly comparable GAAP financial measure, as well as supplemental financial information with net sales expressed in constant currency. The Company has also provided a reconciliation of forward-looking Adjusted EBITDA and Adjusted EBITDA per diluted share to net income and net income per diluted share. This represents forward-looking information, and actual results may vary. Please see the risks and assumptions referred to in the Safe Harbor section of this press release.

About STAAR Surgical

STAAR, which has been dedicated solely to ophthalmic surgery for over 40 years, designs, develops, manufactures and markets implantable lenses for the eye. These lenses are intended to provide visual freedom for patients, lessening or eliminating the reliance on glasses or contact lenses. All of these lenses are foldable, which permits the surgeon to insert them through a small incision. STAAR’s lens used in refractive surgery is called an Implantable Collamer® Lens or “ICL,” which includes the EVO ICL™ product line. More than 3,000,000 ICLs have been sold to date and STAAR markets these lenses in over 75 countries. To learn more about the ICL go to: EVOICL.com. Headquartered in Lake Forest, CA, the company operates manufacturing and packaging facilities in Aliso Viejo, CA, Monrovia, CA and Nidau, Switzerland. For more information, please visit the Company’s website at www.staar.com.

Safe Harbor

All statements that are not statements of historical fact are forward-looking statements, including statements about any of the following: any financial projections, anticipated financial results, estimates and outlook (including as to net sales, Adjusted EBITDA, and Adjusted EBITDA per diluted share), plans, strategies, and objectives of management for 2024 and beyond or prospects for achieving such plans, expectations for sales, revenue, margin, expenses or earnings, and any statements of assumptions underlying any of the foregoing, including those relating to financial performance in the upcoming quarter, fiscal year 2024 and beyond. Important factors that could cause actual results to differ materially from those indicated by such forward-looking statements include risks and uncertainties related to global economic conditions, as well as the factors set forth in the Company’s Annual Report on Form 10-K for the year ended December 29, 2023 under the caption “Risk Factors,” which is on file with the Securities and Exchange Commission and available in the “Investor Information” section of the company’s website under the heading “SEC

Filings.” We disclaim any intention or obligation to update or revise any financial projections or forward-looking statement due to new information or events. These statements are based on expectations and assumptions as of the date of this press release and are subject to numerous risks and uncertainties, which could cause actual results to differ materially from those described in the forward-looking statements. The risks and uncertainties include the following: global economic conditions; the impact of COVID-19; the discretion of regulatory agencies to approve or reject existing, new or improved products, or to require additional actions before or after approval, or to take enforcement action; international conflicts, trade disputes and substantial dependence on demand from Asia; and the willingness of surgeons and patients to adopt a new or improved product and procedure.

We intend to use our website as a means of disclosing material non-public information and for complying with our disclosure obligations under Regulation FD. Such disclosures will be included on our website in the ‘Investor Relations’ sections. Accordingly, investors should monitor such portions of our website, in addition to following our press releases, SEC filings and public conference calls and webcasts.

CONTACT:	Investors & Media
Brian Moore
Vice President, Investor Relations and Corporate Development
626-303-7902, Ext. 3023
bmoore@staar.com

Investors – Asia
Niko Liu, CFA
Director, Investor Relations and Corporate Development – Asia
+852-6092-5076
nliu@staar.com

Consolidated Balance Sheets
(in 000's)
Unaudited

ASSETS	September 27, 2024	December 29, 2023
Current assets:
Cash and cash equivalents	$164,003	$183,038
Investments available for sale	71,955	37,688
Accounts receivable trade, net	104,510	94,704
Inventories, net	40,361	35,130
Prepayments, deposits, and other current assets	16,277	14,709
Total current assets	397,106	365,269
Investments available for sale	-	11,703
Property, plant, and equipment, net	81,580	66,835
Finance lease right-of-use assets, net	73	183
Operating lease right-of-use assets, net	37,897	34,387
Goodwill	1,786	1,786
Deferred income taxes	5,324	5,190
Other assets	13,824	3,339
Total assets	$537,590	$488,692

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$14,694	$13,557
Obligations under finance leases	84	165
Obligations under operating leases	4,531	4,202
Allowance for sales returns	8,124	6,174
Other current liabilities	38,908	40,938
Total current liabilities	66,341	65,036

Obligations under finance leases	-	42
Obligations under operating leases	35,385	31,425
Deferred income taxes	1,056	1,077
Asset retirement obligations	127	103
Pension liability	6,559	5,055
Total liabilities	109,468	102,738

Stockholders' equity:
Common stock	493	488
Additional paid-in capital	466,579	436,947
Accumulated other comprehensive loss	(5,602)	(4,113)
Accumulated deficit	(33,348)	(47,368)
Total stockholders' equity	428,122	385,954
Total liabilities and stockholders' equity	$537,590	$488,692

Consolidated Statements of Income
(in 000's except for per share data)
Unaudited

	Three Months Ended						Year to Date
	% of Sales	September 27, 2024	% of Sales	September 29, 2023	Fav (Unfav) Amount	%	% of Sales	September 27, 2024	% of Sales	September 29, 2023	Fav (Unfav) Amount	%
Net sales	100.0%	$88,590	100.0%	$80,308	$8,282	10.3%	100.0%	$264,951	100.0%	$246,142	$18,809	7.6%

Cost of sales	22.7%	20,103	20.8%	16,670	(3,433)	(20.6)%	21.5%	57,017	22.0%	54,216	(2,801)	(5.2)%

Gross profit	77.3%	68,487	79.2%	63,638	4,849	7.6%	78.5%	207,934	78.0%	191,926	16,008	8.3%

Selling, general and administrative expenses:
General and administrative	24.4%	21,685	24.0%	19,266	(2,419)	(12.6)%	25.9%	68,554	22.6%	55,461	(13,093)	(23.6)%
Selling and marketing	30.1%	26,623	33.1%	26,607	(16)	(0.1)%	31.0%	82,150	34.6%	85,238	3,088	3.6%
Research and development	16.4%	14,497	14.3%	11,470	(3,027)	(26.4)%	15.8%	41,931	13.6%	33,535	(8,396)	(25.0)%
Total selling, general, and administrative expenses	70.9%	62,805	71.4%	57,343	(5,462)	(9.5)%	72.7%	192,635	70.8%	174,234	(18,401)	(10.6)%

Operating income	6.4%	5,682	7.8%	6,295	(613)	(9.7)%	5.8%	15,299	7.2%	17,692	(2,393)	(13.5)%

Other income (expense):
Interest income, net	1.6%	1,407	2.1%	1,690	(283)	(16.7)%	1.6%	4,358	2.1%	5,287	(929)	(17.6)%
Gain (loss) on foreign currency transactions	6.7%	5,931	-1.7%	(1,384)	7,315	528.5%	0.2%	585	-1.3%	(3,240)	3,825	118.1%
Royalty income	0.0%	-	0.1%	74	(74)	(100.0)%	0.2%	508	0.0%	74	434	586.5%
Other income, net	0.2%	139	0.1%	71	68	95.8%	0.2%	532	0.1%	144	388	269.4%
Total other income, net	8.5%	7,477	0.6%	451	7,026	1557.9%	2.2%	5,983	0.9%	2,265	3,718	164.2%

Income before provision for income taxes	14.9%	13,159	8.4%	6,746	6,413	95.1%	8.0%	21,282	8.1%	19,957	1,325	6.6%

Provision for income taxes	3.6%	3,179	2.4%	1,929	(1,250)	(64.8)%	2.7%	7,262	2.6%	6,366	(896)	(14.1)%

Net income	11.3%	9,980	6.0%	4,817	5,163	107.2%	5.3%	14,020	5.5%	13,591	429	3.2%

Net income per share - basic		0.20		0.10				0.29		0.28
Net income per share - diluted		0.20		0.10				0.28		0.27

Weighted average shares outstanding - basic		49,199		48,613				49,078		48,426
Weighted average shares outstanding - diluted		49,731		49,370				49,614		49,494

Consolidated Statements of Cash Flows
(in 000's)
Unaudited

	Three Months Ended		Year to Date
	September 27, 2024	September 29, 2023	September 27, 2024	September 29, 2023
Cash flows from operating activities:
Net income	$9,980	$4,817	$14,020	$13,591
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation of property and equipment	1,757	1,345	4,516	3,743
Amortization of long-lived intangibles	-	(2)	-	169
Accretion/Amortization of investments available for sale	(124)	(348)	(410)	(2,172)
Deferred income taxes	(13)	(10)	47	65
Change in net pension liability	(16)	(139)	(162)	(766)
Stock-based compensation expense	7,160	8,846	22,541	23,334
Change in asset retirement obligation	4	3	24	(104)
Loss on disposal of property and equipment	1,642	17	1,668	41
Provision for sales returns and bad debts	868	921	1,947	1,925
Inventory provision	849	460	1,873	4,090
Changes in working capital:
Accounts receivable	(10,139)	(18,092)	(9,703)	(50,436)
Inventories	(1,091)	(5,593)	(5,962)	(9,975)
Prepayments, deposits and other assets	(5,152)	(919)	(12,237)	(3,584)
Accounts payable	(5,649)	(1,819)	(2,031)	(3,266)
Other current liabilities	3,740	4,538	(1,048)	5,970
Net cash provided by (used in) operating activities	3,816	(5,975)	15,083	(17,375)

Cash flows from investing activities:
Acquisition of property and equipment	(6,231)	(9,185)	(17,669)	(15,100)
Purchase of investments available for sale	(40,945)	(9,712)	(61,194)	(52,314)
Proceeds from sale or maturity of investments available for sale	11,935	50,737	39,141	119,359
Net provided by (used in) investing activities	(35,241)	31,840	(39,722)	51,945

Cash flows from financing activities:
Repayment of finance lease obligations	(42)	(39)	(124)	(121)
Repurchase of employee common stock for taxes withheld	-	(112)	(1,396)	(2,096)
Proceeds from vested restricted stock and exercise of stock options	1,657	7,258	7,354	9,265
Net cash provided by financing activities	1,615	7,107	5,834	7,048

Effect of exchange rate changes on cash and cash equivalents	1,037	(235)	(230)	(666)

Increase (decrease) in cash and cash equivalents	(28,773)	32,737	(19,035)	40,952
Cash and cash equivalents, at beginning of the period	192,776	94,695	183,038	86,480
Cash and cash equivalents, at end of the period	$164,003	$127,432	$164,003	$127,432

Reconciliation of Non-GAAP Financial Measure
Net Income to Adjusted EBITDA
(in 000's except for per share data)
Unaudited

	2021	Q1-22	Q2-22	Q3-22	Q4-22	2022	Q1-23	Q2-23	Q3-23	Q4-23	2023	Q1-24	Q2-24	Q3-24	2024 Outlook(2)
Net income (loss) - (as reported)	$27,511	$9,602	$13,038	$10,262	$6,763	$39,665	$2,710	$6,064	$4,817	$7,756	$21,347	$(3,339)	$7,379	$9,980	$3,800
Provision (benefit) for income taxes	3,793	1,925	2,431	2,315	(784)	5,887	2,009	2,428	1,929	5,983	12,349	1,128	2,955	3,179	7,600
Other (income) expense, net	2,035	586	1,551	1,128	(5,015)	(1,750)	(1,919)	105	(451)	(3,334)	(5,599)	(70)	1,564	(7,477)	(7,500)
Depreciation	3,608	994	1,030	1,077	1,380	4,481	1,113	1,285	1,345	1,368	5,111	1,237	1,522	1,757	6,000
(Gain) loss on disposal of property plant and equipment(3)	2	-	-	-	65	65	-	24	17	32	73	-	26	1,642	1,700
Amortization of intangible assets	34	8	7	7	6	28	7	10	(2)	(2)	13	-	-	-	-
Stock-based compensation	14,605	3,894	5,754	5,727	4,996	20,371	6,065	8,423	8,846	182	23,516	6,339	9,042	7,160	30,200
Adjusted EBITDA	$51,588	$17,009	$23,811	$20,516	$7,411	$68,747	$9,985	$18,339	$16,501	$11,985	$56,810	$5,295	$22,488	$16,241	$41,800
Adjusted EBITDA as a % of Revenue	22.4%	26.9%	29.4%	27.0%	11.6%	24.2%	13.6%	19.9%	20.6%	15.7%	17.6%	6.8%	22.7%	18.3%	12.2%

Net income (loss) per share, diluted - (as reported)	$0.56	$0.19	$0.26	$0.21	$0.14	$0.80	$0.05	$0.12	$0.10	$0.16	$0.43	$(0.07)	$0.15	$0.20	$0.07
Provision (benefit) for income taxes	0.08	0.04	0.05	0.05	(0.02)	0.12	0.04	0.05	0.04	0.12	0.25	0.02	0.06	0.06	0.15
Other (income) expense, net	0.04	0.01	0.03	0.02	(0.10)	(0.04)	(0.04)	-	(0.01)	(0.07)	(0.11)	-	0.03	(0.15)	(0.14)
Depreciation	0.07	0.02	0.02	0.02	0.03	0.09	0.02	0.03	0.03	0.03	0.10	0.03	0.03	0.04	0.12
(Gain) loss on disposal of property plant and equipment	-	-	-	-	-	-	-	-	-	-	-	-	-	0.03	0.03
Amortization of intangible assets	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-
Stock-based compensation	0.30	0.08	0.12	0.12	0.10	0.41	0.12	0.17	0.18	-	0.48	0.13	0.18	0.14	0.58
Adjusted EBITDA per share, diluted(1)	$1.04	$0.35	$0.48	$0.41	$0.15	$1.39	$0.20	$0.37	$0.33	$0.24	$1.15	$0.11	$0.45	$0.33	$0.80

Weighted average shares outstanding - Diluted	49,456	49,288	49,223	49,549	49,389	49,380	49,500	49,516	49,370	49,242	49,427	48,907	49,811	49,731	52,000

(1) Adjusted EBITDA per diluted share may not add due to rounding
(2) 2024 Adjusted EBITDA Outlook line items are all approximations and assumes breakeven Net Income
(3) The Q3-2024 non cash write-off of $1.6M was related to the former EVO Experience Center

ICL Sales by Geography
(in 000's)
Unaudited
	Fiscal Year			Three Months Ended
ICL Sales by Region(5)	2021	2022	2023	June 30, 2023	September 29, 2023	December 29, 2023	March 29, 2024	June 28, 2024	September 27, 2024

Americas(1)	$14,054	$20,114	$22,233	$5,954	$5,449	$5,264	$6,260	$6,794	$6,187

EMEA(2)	37,343	36,715	39,318	9,782	9,253	10,103	11,299	10,727	10,333

APAC(3)	161,508	212,883	257,876	77,376	66,367	59,254	59,592	81,844	72,581

Global ICL Sales	$212,905	$269,712	$319,427	$93,112	$81,069	$74,621	$77,151	$99,365	$89,101

Global ICL Sales Growth	51%	27%	18%	19%	13%	22%	9%	7%	10%

Americas ICL Sales Growth	59%	43%	11%	12%	5%	(8)%	12%	14%	14%

EMEA ICL Sales Growth	45%	(2)%	7%	(11)%	14%	18%	11%	10%	12%

APAC ICL Sales Growth	51%	32%	21%	26%	13%	26%	9%	6%	9%

Global ICL Unit Growth	48%	33%	19%	21%	14%	19%	2%	3%	6%

	Fiscal Year			Three Months Ended
ICL Sales by Country(4)(5)	2021	2022	2023	June 30, 2023	September 29, 2023	December 29, 2023	March 29, 2024	June 28, 2024	September 27, 2024

China	$107,130	$147,967	$185,404	$61,288	$48,262	$40,813	$38,460	$63,345	$51,719
Growth	50%	38%	25%	33%	14%	30%	10%	3%	7%

Japan	$28,688	$32,623	$36,352	$8,563	$9,091	$9,495	$10,227	$9,735	$10,490
Growth	56%	14%	11%	13%	12%	16%	11%	14%	15%

South Korea	$15,173	$17,940	$19,853	$3,316	$4,886	$4,996	$6,725	$3,973	$5,434
Growth	36%	18%	11%	(15)%	1%	39%	1%	20%	11%

United States	$9,478	$15,070	$17,168	$4,446	$4,162	$4,164	$5,039	$5,541	$4,823
Growth	58%	59%	14%	10%	6%	(8)%	15%	25%	16%

Notes:
(1) Americas includes the United States, Canada and Latin American countries
(2) EMEA includes Spain, Germany, United Kingdom, European, Middle East and Africa Distributors
(3) APAC includes China, Japan, South Korea, India and the rest of Asia Pacific distributors
(4) ICL Sales by country includes countries representing more than 5% of total ICL sales in the most recently completed fiscal year
(5) ICL sales do not include IOL, injector or other sales

Reconciliation of Non-GAAP Financial Measure
Constant Currency Sales
(in 000's)
Unaudited

	Three Months Ended				As Reported		Constant Currency
Sales	September 27, 2024	Effect of Currency	Constant Currency	September 29, 2023	$ Change	% Change	$ Change	% Change
ICL	$89,101	$300	$89,401	$81,069	$8,032	9.9%	$8,332	10.3%
Cataract IOL	-	-	-	(221)	221	(100.0)%	221	(100.0)%
Other	(511)	(2)	(513)	(540)	29	(5.4)%	27	(5.0)%
Total Sales	$88,590	$298	$88,888	$80,308	$8,282	10.3%	$8,580	10.7%

	Year to Date				As Reported		Constant Currency
Sales	September 27, 2024	Effect of Currency	Constant Currency	September 29, 2023	$ Change	% Change	$ Change	% Change
ICL	$265,617	$2,515	$268,132	$244,806	$20,811	8.5%	$23,326	9.5%
Cataract IOL	-	-	-	1,295	(1,295)	(100.0)%	(1,295)	(100.0)%
Other	(666)	111	(555)	41	(707)	(1724.4)%	(596)	(1453.7)%
Total Sales	$264,951	$2,626	$267,577	$246,142	$18,809	7.6%	$21,435	8.7%